Exhibit 4.2
                         EMPLOYEE INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION AGREEMENT


            THIS AGREEMENT dated as of the ____ day of __________, 19__, between Hondo Oil & Gas Company, a Delaware corporation (the "Corporation"), and ____________________ (the "Employee").

                                  W I T N E S S E T H



            WHEREAS, pursuant to the Hondo Oil & Gas Company 1993 Stock Incentive Plan (the "Plan"), the Corporation has granted to the Employee effective as of the ___ day of _______, 19__ (the "Award Date") an option to purchase all or any part of ____________ authorized but unissued or treasury shares of Common Stock, $1.00 par value, of the Corporation upon the terms and conditions set forth herein and in the Plan.

            NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

       1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

       2. Grant of Option. This Agreement evidences the Corporation's grant to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of ___________ shares of the Common Stock at the price of $___ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the fifth anniversary of the Award Date (the "Expiration Date"). Such price equals not less than the Fair Market Value of the Corporation's Common Stock as of the Award Date. It is the intent of the Corporation that this Option constitute (to the extent permitted by law) an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code") with respect to ________________ of the shares subject to the Option and a non-qualified option with respect to the remainder of the shares subject to the Option.

       3. Exercisability of Option. Except as may be permitted by or pursuant to the Plan or by resolution of the Committee adopted after the date hereof, no shares may be purchased by exercise of the Option until the expiration of six months after the Award Date. The Option may be exercised in installments as to 50% of the aggregate number of shares set forth in Section 2 hereof (subject to adjustment) on and after the date which is 6 months after the Award Date and as to an additional 50% of such aggregate number of such shares (subject to adjustment) on and after the date which is 18 months after the Award Date.

            To the extent the Employee does not in any period purchase all or any part of the shares to which the Employee is entitled, the


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            Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

       4. Limitation on Exercise of Option as an ISO. In the event the Employee is granted incentive stock options (whether under this Award Agreement or any other incentive stock option agreement) and the aggregate fair market value (determined as of the respective dates of grant of such options) of the Common Stock with respect to which such options are first exercisable in any calendar year exceeds $100,000, the most recently granted options shall be treated as non-qualified stock options to the extent of the excess.
             In addition, in the case of simultaneously granted options, the
            Corporation may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an incentive stock option.

       5. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted in Section 2.2(b) of the Plan for the full purchase price of the shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 4.5 of the Plan. Shares delivered in payment of the exercise price must have been owned by Employee for at least six months prior to the exercise. In addition, the Employee (or the Employee's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section
            4.4 of the Plan.

       6. Effect of Termination of Employment or Death; Change in Subsidiary Status. The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void at such time as the Employee ceases to be employed by either the Corporation or any Subsidiary, except that

            a) if such employment is terminated by reason of voluntary retirement or resignation or by the Company (other than pursuant to a dismissal for cause or in anticipation of such a dismissal (as determined by the Committee in its sole discretion) or in the circumstances described in subsections
                 (b) and (c) below), Employee may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

            b) if the Employee becomes permanently disabled (within the meaning of Code Section 22(e)(3) or as otherwise defined by the Committee) while in the employ of the Corporation or any Subsidiary, or within three months after a termination described in subsection (a) of this Section 6, then the Option may be exercised within a period of one year after Employee's termination from employment, to the extent that the Option was exercisable on such date; and


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            c)   if the Employee dies while in the employ of the Corporation or within three months after a termination described in subsections (a) and (d) of this Section 6, then the Option may be exercised within a period of one year after Employee's termination from employment, to the extent the Option was exercisable on such date;

            provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date. If Employee is employed by an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this Section 6 to be a termination of employment described in subsection (a) in respect of Employee. Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section.

       7. Consideration to Corporation. In consideration of the granting of this Option by the Corporation, Employee agrees to render faithful and efficient services to the Corporation or its subsidiaries, with such duties and responsibilities as the Corporation or its subsidiaries shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted.

       8.   Termination of Option Under Certain Events.  As permitted by
            Section 4.2(c) of the Plan, the Committee retains the right to terminate the Option to the extent not previously exercised upon an event or transaction which the Corporation does not survive.

       9. Non-Transferability of Option. The Option and any other rights of the Employee under this Agreement or the Plan are nontransferable as provided in Section 1.9 of the Plan.

       10. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 10375 Richmond Avenue, Suite 900; Houston, Texas 77042, to the attention of the Corporate Secretary and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

       11. Plan. The Option and all rights of Employee thereunder are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference, to the extent such provisions are applicable to options granted to Eligible Employees. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

       12. Notice of Disposition. The Employee agrees to notify the Corporation of any sale or other disposition of any shares of Common Stock received upon exercise of the Option, if such sale or


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            disposition occurs within two years after the Award Date or within one year after the date of such exercise.

            IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand.


                                          HONDO OIL & GAS COMPANY
                                          (a Delaware corporation)



                                          By        _____________________



                                          Title     _____________________



       EMPLOYEE




       _________________________

       (Signature)


       _________________________

       (Print Name)


       _________________________

       (Address)


       _________________________

       (City, State, Zip Code)

















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                                   CONSENT OF SPOUSE



       In consideration of the execution of the foregoing Stock Option Agreement by Hondo Oil & Gas Company, I, _____________, the spouse of the Employee herein named, do hereby join with my spouse in executing the foregoing Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



       DATED:___________, 19______



                                          ______________________
                                           (Signature of Spouse)










































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